INTERNATIONAL IR, INC.

INVESTOR RELATIONS AGREEMENT

THIS AGREEMENT dated for reference the 29th day of December, 2010

BETWEEN:

Lucky Boy Silver Corp. (a Wyoming Incorporated Company)

TEL NO – DIRECT- 702.839.4029
TEL NO – FAX- 702.839.4029
TEL NO – MOBILE – 360.820.1142

(herein after referred to as “THE COMPANY”)
OF THE FIRST PART

AND:

INTERNATIONAL IR, INC.
(herein after referred to as “COMPANY or  IR”)

OF THE SECOND PART

WHEREAS:

A.
The Company is an “exchange issuer” under the Securities Exchange Act of 1934 and the common shares of the Company are listed and posted for trading on the Over-the-Counter Exchange/ OTC-BB) under the trading symbol BHWX; and

B.
International IR, Inc. is engaged in the business of providing marketing, promotional and investor relations services to listed and emerging companies and has agreed to provide such services to the Company on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

1.	Interpretation

This Agreement and all matters arising hereunder will be governed by, construed and enforced in accordance with the laws of the Courts of the State of Nevada and all disputes arising under this Agreement will be referred to the Courts of the State of Nevada.

2.	Engagement

The Company hereby engages International IR, Inc. to provide investor relations and marketing services for the Company including, but not limited, to the following:

a)
contacting persons registered to trade in securities pursuant to the provisions of the Securities Act or of the securities legislation of the jurisdiction where such persons reside and informing them of the particulars of the development of the Company’s projects and business, and the potential of the Company’s shares as an investment;

b)	acting in a liaison capacity between the Directors and Senior Officers of the Company, the persons referred to in Section 2(a) and the shareholders of the Company;

c)	circulating to the persons referred to in Section 2(a), the quarterly reports and other material financial or information documentation as may be reasonably requested by such persons; and

d)	such other services as may be agreed upon by the Company’s Board of Directors, and International IR, Inc., including assistance in arranging desired equity financing from time to time.

3.	Term

a)
Subject to prior termination in accordance with Section 10, this Agreement will be effective December 29th, 2011, and will remain in full force and effect for a three month (96Day) and 3 day period up to and  including the close of business on March 31, 2011; and

b)	If the Company wishes to engage International IR, Inc. after the term of this Agreement has expired, all work performed will be completed on a month to month basis at a fee determined by both parties.

4.	Remuneration

In consideration of having International IR, Inc render services to the Company, the Company will:

pay to International IR, Inc a fee in the amount of $5,000 forthwith on the 1st day of January , 2011, and $5,000 on the 1st day of  every month following, in which this Agreement is in effect. All payments must be made in the form of a Direct Deposit, certified check or wire. Lucky Boy Silver Corp must also issue International IR Inc., three hundred and sixty thousand common shares of the Company’s par value $0.001 stock within 7 days of this agreement being signed; any payments over 45 days will be subject to a penalty fee of 40% of the total outstanding balance per week to be paid in a share issuance until the outstanding amount if paid in full.

5.	Expenses

a)
Provided that International IR, Inc will have obtained the prior consent of the Company to incur expenses and disbursements in connection with the performance of International IR, Inc. duties hereunder, the Company will reimburse International IR, Inc for all expenses and disbursements, including all reasonable travel expenses incurred by International IR, Inc. in connection with the performance of International IR, Inc. duties hereunder within seven (7) days after receipt of invoices or such other documentation as the Company’s Board of Directors may reasonably require.  The Company shall not be obligated to reimburse International IR, Inc. Notwithstanding the aforementioned, International IR, Inc will be responsible for all telephone charges incurred in connection with the services provided for the Company, however, International IR, Inc. is not responsible for the mailing costs incurred in connection with the services provided for the Company; and

b)
Notwithstanding any other provision of this Agreement International IR, Inc. shall not make any single expenditure, or any series of expenditures in connection with any single matter or any number of connected matters, exceeding One Thousand United States Dollars (USD$1,000) without the prior consent of the Company.

6.	Representation and Warranties of the Company

The Company hereby represents and warrants to International IR, Inc. that:

a)	the Company is a duly incorporated company and is in good standing with respect to the filing of annual returns;

b)	the common shares in the capital of the Company are listed and posted for trading on the OTCBB;

c)
the Company is not in default with any of the terms and conditions of the listing agreement made between the Company and Exchange Issuer and, to the best of the Company’s knowledge, information and belief, the Company has complied with all of the rules and policies of the OTC Exchange Issuer;

d)	the Company is an “accredited investor” under the Securities Exchange Act of 1933;

e)	to the best of the Company’s knowledge, information and belief, the Company has complied with the continuous disclosure requirements as set out in the Securities Act; and

f)	the execution and delivery of this Agreement has been duly authorized by all required corporate action on behalf of the Company;

7.	Representations and Warranties – International IR, Inc

International IR, Inc hereby represents and warrants to the Company that:

a)	International IR, Inc is duly incorporated pursuant to the provisions of the Company Act, and is neither a “reporting company” under the Company Act nor a “reporting issuer” under the Securities Act;

b)	the execution and delivery of this Agreement has been duly authorized by all required corporate action on behalf of International IR, Inc; and

c)	International IR, Inc is not registered in accordance with the Securities Act and the Securities Regulation to trade in securities nor to act as an advisor to such actions.

8.	Covenants of the Company

The Company hereby covenants and agrees with International IR, Inc that:

a)	during the term of this Agreement, the Company will promptly advise International IR, Inc of:

i.	any material change in the business or affairs of the Company;

ii.
any cease trade order or trading halt made or imposed upon the Company, any of the Directors, Senior Officers or Insiders of the Company by any commission, exchange, governmental or self-regulatory body having jurisdiction over the Company and its affairs.

b)
the Company will deliver to INTERNALIONAL IR, INC. copies of all annual financial statements, quarterly reports, news releases, material change reports and other documentation required to be filed by the Company with the Pink Sheet OTC Securities Exchange, or the United States Securities and Exchange Commission or any other such regulatory body having jurisdiction over the Company’s affairs within ten (10) business days of the date such documents are to be filed by the Company; and

c)
the Company will advise its Directors, Senior Officers and senior employees not to disclose to INTERNALIONAL IR, INC. any confidential information pertaining to the Company’s business and affairs until the Company has complied with any applicable continuous disclosure requirements in force.

9.	Covenants of INTERNALIONAL IR, INC.

INTERNALIONAL IR, INC. covenants and agrees with the Company that:

a)	in performing their duties hereunder, they will comply with all applicable securities legislation and regulations;

b)	no use may be made of confidential information relating to the Company’s business and affairs until the Company has complied with the continuous disclosure requirements applicable to them;

c)
INTERNALIONAL IR, INC. will not disclose the private affairs of the Company or any secrets of the Company to any persons other than the board of directors of the Company or as may be required by the laws of the United States or any states therein;

d)	INTERNALIONAL IR, INC. will act in the best interests of the Company and will not make any misrepresentations whatsoever with respect to the Company’s business and affairs; and

e)	INTERNALIONAL IR, INC. will provide any documentation that it intends to forward to potential or existing shareholders to the Company for its review and approval prior to distribution.

10.	Termination of Agreement

This Agreement will terminate on March 31, 2011.

11.	Return of Materials

Upon the expiration of the term of this Agreement, INTERNALIONAL IR, INC. will return to the Company all materials in their possession which have been delivered to them by the Company.

12.	Time of Essence

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

13.	Ensurement

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

14.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all previous expectations, understandings, communications, representations and agreements, whether verbal or written between the parties with respect to the subject matter hereof.

15.	Further Assurances

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

16.	Notices

All notices, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered by hand or mailed, postage prepaid, addressed to the parties at their addresses first set forth above or to such other address as may be given in writing by the Company and will be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid within Canada, then on the fifth business day following the posting thereof provided that if there will be, between the time of mailing, and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice will be effective if actually delivered.

17.	Severability of Clauses

In the event that any provisions of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

18.	Assignment

This Agreement will not be assignable by either of the parties hereto.

19.	Execution in Counterpart

This Agreement may be executed in counterpart, each of which such counterpart, notwithstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, shall be deemed to be an original and all of which constitute one and the same agreement, effective as of the reference date given above.

IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement as of the day and year first above written.

Lucky Boy Silver Corp

/s/ Ken Liebscher
Per: Authorized Signatory

INTERNATIONAL IR, INC.

/s/ Jake Bottay
Per: Authorized Signatory